Exhibit 10.2

The Washington Post Company, as Company

and

The Bank of New York Mellon Trust Company, N.A.,

as Trustee

Second Supplemental Indenture

Dated as of January 30, 2009

TABLE OF CONTENTS

PAGE
ARTICLE 1
SCOPE OF SECOND SUPPLEMENTAL INDENTURE
Section 1.01. Scope	3

ARTICLE 2
DEFINITIONS

Section 2.01. Certain Terms Defined in the Indenture	3
Section 2.02. Definitions	3

ARTICLE 3
FORM AND TERMS OF THE NOTES

Section 3.01. Form and Dating	6
Section 3.02. Terms of the Notes	7
Section 3.03. Optional Redemption	7
Section 3.04. Repurchase of Notes upon a Change of Control Repurchase Event	8
Section 3.05. Defeasance and Discharge	10

ARTICLE 4
MISCELLANEOUS

Section 4.01. Trust Indenture Act Controls	10
Section 4.02. New York Law to Govern	10
Section 4.03. Counterparts	10
Section 4.04. Severability	10
Section 4.05. Ratification	10
Section 4.06. Effectiveness	11
Section 4.07. Trustee Makes No Representation	11

EXHIBIT A – Form of 7.250% Note due February 1, 2019	A-1

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (the “Second Supplemental Indenture”), dated as of January 30, 2009, between The Washington Post Company, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (successor trustee to The First National Bank of Chicago), as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of February 17, 1999 (the “Base Indenture”), as amended by the First Supplemental Indenture, dated as of September 22, 2003 (the “First Supplemental Indenture,” together with the Base Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or mores series as provided in the Indenture;

WHEREAS, the issuance and sale of $400,000,000 aggregate principal amount of a new series of the Securities of the Company designated as its 7.250% Notes due February 1, 2019 (the “Notes”) have been authorized by resolutions adopted by the Pricing Committee of the Board of Directors of the Company;

WHEREAS, the Company desires to issue and sell $400,000,000 aggregate principal amount of the Notes as of the date hereof;

WHEREAS, Sections 201, 202 and 1001 of the Indenture provide that the Company, when authorized by a Board Resolution or Board Resolutions, and the Trustee may at any time and from time to time enter into one or more supplemental indentures, without the consent of the holders, to, among other things, provide for the issuance of and to establish the form or terms and conditions of Securities of any series as permitted by the Indenture;

WHEREAS, the Company desires to establish the form, terms and conditions of the Notes;

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid and legally binding supplement to the Indenture according to its terms and the terms of the Indenture have been done;

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture.

NOW, THEREFORE:

In consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE 1

SCOPE OF SECOND SUPPLEMENTAL INDENTURE

Section 1.01. Scope. This Second Supplemental Indenture constitutes an integral part of the Indenture and this Second Supplemental Indenture shall be read together with the Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by this Second Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

ARTICLE 2

DEFINITIONS

Section 2.01. Certain Terms Defined in the Indenture. For purposes of this Second Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as amended hereby.

Section 2.02. Definitions. For the benefit of the Holders of the Notes, Section 101 of the Indenture shall be amended by adding the following new definitions:

“Adjusted Treasury Rate” means, with respect to any Redemption Date the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of the principal amount) equal to the Comparable Treasury Price for that Redemption Date. The Adjusted Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

“Below Investment Grade Ratings Event” means that on any day within the 60-day period (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, the Notes are rated below Investment Grade by each of the Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment

Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the ratings event).

“Change of Control” means the occurrence of any one of the following: (i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares; (ii) the direct or indirect sale, lease, transfer conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than one or more Permitted Holders; (iii) the Company consolidates with, or merges with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (iv) the first day on which a majority of the members of the Company’s board of directors cease to be Continuing Directors; (v) the adoption of a plan relating to the Company’s liquidation or dissolution; or (vi) the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision), following which the Family Members beneficially own, directly or indirectly, more than 50% of our Voting Stock, measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the applicable Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of four Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of those Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all of those quotations.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment; or (3) was nominated for election, elected or appointed to such Board of Directors by the majority of the outstanding shares of class A common stock as a replacement for a member of the Board of Directors who was elected by the Board of Directors by the class A common stock.

“Family Member” means Donald E. Graham, William W. Graham, Stephen M. Graham, Elizabeth Weymouth, and their respective estates, spouses, ancestors and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the primary beneficiaries or the sole grantors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent Investment Grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“Permitted Holders” means (1) the Company and its subsidiaries and (2) Donald E. Graham, William W. Graham, Stephen M. Graham, Elizabeth Weymouth, and their respective estates, spouses, ancestors and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the primary beneficiaries or the sole grantors

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company for the Notes.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Chief Executive Officer or Chief Financial Officer) as a replacement agency for Moody’s or S&P or both of them, as the case may be.

“Reference Treasury Dealer” means:

•

Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. and their successors; provided that, if any ceases to be a primary U.S. Government securities dealer in the U.S. (“Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and

•	any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding that Redemption Date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and its successors.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

ARTICLE 3

FORM AND TERMS OF THE NOTES

Section 3.01. Form and Dating. The Notes shall be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and this Second Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange and regulations thereunder, or as may, consistent herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. The

Company shall furnish any such legends and endorsements to the Trustee in writing. All Notes shall be in fully registered form. The Notes and any beneficial interest in the Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this Second Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 3.02. Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) Title. The Notes shall constitute a series of Securities having the title “7.250% Notes due February 1, 2019”.

(b) Principal Amount. The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture, as amended hereby, shall be $400,000,000. The Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) of such series having the same ranking and the same interest rate, maturity and other terms as the Notes of that series. Any Additional Notes of a series and the existing Notes of that series will constitute a single series under the Indenture if such Additional Securities are fungible with the Notes for U.S. federal income tax purposes and all references to the relevant Notes shall include the Additional Notes unless the context otherwise requires.

(c) Maturity Date. The entire outstanding principal of the Notes shall be payable on February 1, 2019.

(d) Interest Rate. The rate at which the Notes shall bear interest shall be 7.250% per annum; the date from which interest shall accrue on the Notes shall be January 30, 2009, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be February 1 and August 1 of each year, beginning August 1, 2009; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Notes (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 15 or July 15, as the case may be, next preceding such Interest Payment Date.

Section 3.03. Optional Redemption.

(a) The Notes of each series will be redeemable, in whole or in part, at the Company’s option at any time. The redemption price for the Notes to be redeemed on any date fixed for redemption by or pursuant to the Indenture, as amended hereby, and the Notes (the “Redemption Date”), will be equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, or (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (not including any portion of any payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Adjusted Treasury Rate plus 50 basis points; plus, in each case, accrued and unpaid interest to the Redemption Date, assuming a 360-day year consisting of twelve 30-day months.

(b) On and after the Redemption Date for the Notes of a series, interest will cease to accrue on the Notes of such series or any portion thereof called for redemption, unless the Company defaults in the payment of the redemption price. On or before the Redemption Date for the Notes of that series, the Company will deposit with a Paying Agent, or the Trustee, funds sufficient to pay the redemption price of the Notes of a series to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected by the Trustee by such method as the Trustee deems fair and appropriate; provided however that no Notes of a Principal Amount of $2,000 or less shall be redeemed in part.

(c) Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Notes of the applicable series to be redeemed; provided however that if the Trustee is asked to give such notice it shall be notified in writing of such request at least 15 days prior to the date of the giving of such notice. Once notice of redemption is mailed, the Notes called for redemption will become due and payable on the Redemption Date and at the applicable redemption price, plus accrued and unpaid interest to the Redemption Date.

Section 3.04. Repurchase of Notes upon a Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs with respect to the Notes of a series, unless the Company shall have exercised its right to redeem the Notes of such series as described in Section 3.03 of this Second Supplemental Indenture, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes of such series to repurchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of that Holder’s Notes of such series on the terms set forth in this Section 3.04 and in the Notes of such series. In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest on the Notes repurchased up to, but not including, the date of repurchase (the “Change of Control Payment”). With respect to the Notes of each series, within 30 days following any Change of Control Repurchase Event or, at the option of the Company, prior to any Change of Control, but after the public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail a notice to Holders of Notes, with a copy to the Trustee, of the applicable series describing the transaction that constitutes or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes of such series on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice (the “Change of Control Payment Date”).

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased by the Company.

(c) The Paying Agent will promptly mail to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(d) The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes of the applicable series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

Section 3.05. Defeasance and Discharge. The provisions of Section 503 of the Indenture shall apply to the Notes.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Trust Indenture Act Controls. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Second Supplemental Indenture by the TIA, the required provision shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 4.02. New York Law to Govern. This Second Supplemental Indenture and the Notes shall each be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 4.03. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 4.04. Severability. If any provision of this Second Supplemental Indenture or the Notes shall be held to be illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained therein.

Section 4.05. Ratification. The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed. The Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Second Supplemental Indenture supersede any conflicting provisions included in the Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Second Supplemental Indenture.

Section 4.06. Effectiveness. The provisions of this Second Supplemental Indenture shall become effective as of the date hereof.

Section 4.07. Trustee Makes No Representation. The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act under this Second Supplemental Indenture.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

THE WASHINGTON POST COMPANY

By:	/s/ Hal S. Jones
Name:	Hal S. Jones
Title:	Senior Vice President Finance & CFO

Signature Page to Second Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Sharon McGrath
Name:	Sharon McGrath
Title:	Vice President

Signature Page to Second Supplemental Indenture

EXHIBIT A

Form of 7.250% Note due February 1, 2019

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THE WASHINGTON POST COMPANY

7.250% Note due 2019

No.: 1	U.S. $400,000,000
CUSIP No.: 939640 AD0

THE WASHINGTON POST COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of FOUR HUNDRED MILLION UNITED STATES DOLLARS, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, on February 1, 2019 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payments of public and private debts, and to pay interest, semi-annually on February 1 and August 1 of each year, on said principal sum at said office or agency, in like coin or currency, at the rate of 7.250% per annum, from the date of this Security until payment of said principal sum has been made or duly provided for. The interest so payable on any February 1 or August 1 will subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on such January 15 or July 15, as the case may be, next preceding such February 1 or August 1, unless the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest, at the option of the Company, may be paid to the person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such defaulted interest established by notice to the registered holders of the Security not less than 10 days preceding such Special Record Date or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the person entitled thereto.

Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: January 30, 2009

THE WASHINGTON POST COMPANY

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated herein issued under the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Form of Reverse]

This Security is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the “Securities”), of the series hereinafter specified, all issued or to be issued under the Indenture (the “Base Indenture”), dated as of February 17, 1999, as amended by a First Supplemental Indenture (the “First Supplemental Indenture”), dated as of September 22, 2003, and a Second Supplemental Indenture (the “Second Supplemental Indenture”, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), dated as of January 30, 2009, duly executed and delivered by the Company to The Bank of New York Mellon Trust Company, N.A. (successor trustee to The First National Bank of Chicago, a national banking association), as trustee (hereinafter called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Security is one of a series designated as the 7.250% Notes due February 1, 2019 of the Company (hereinafter called the “Notes”) issued under the Indenture, limited in aggregate principal amount to $400,000,000.

The Securities of each series will be redeemable, in whole or in part, at the Company’s option at any time. The redemption price for the Securities to be redeemed on any date fixed for redemption by or pursuant to the Indenture and the Securities (the “Redemption Date”), will be equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed, or (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on such Securities (not including any portion of any payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Adjusted Treasury Rate (as defined below) plus 50 basis points; plus, in each case, accrued and unpaid interest to the Redemption Date, assuming a 360-day year consisting of twelve 30-day months.

On and after the Redemption Date for the Securities of a series, interest will cease to accrue on the Securities of such series or any portion thereof called for redemption, unless the Company defaults in the payment of the redemption price. On or before the Redemption Date for the Securities of that series, the Company will deposit with a Paying Agent, or the Trustee, funds sufficient to pay the redemption price of the Securities of a series to be redeemed on such date. If less than all of the Securities are to be redeemed, the Securities to be redeemed will be selected by the Trustee by such method as the Trustee deems fair and appropriate; provided however that no Securities of a Principal Amount of $2,000 or less shall be redeemed in part.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of the Securities of the applicable series to be redeemed; provided however that if the Trustee is asked to give such notice it shall be notified in writing of such request at least 15 days prior to the date of the giving of such notice. Once notice of redemption is mailed, the Securities called for redemption will become due and payable on the Redemption Date and at the applicable redemption price, plus accrued and unpaid interest to the Redemption Date.

“Adjusted Treasury Rate” means, with respect to any Redemption Date the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of the principal amount) equal to the Comparable Treasury Price for that Redemption Date. The Adjusted Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the applicable Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of four Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of those Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all of those quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company for the Notes.

“Reference Treasury Dealer” means:

•

Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. and their successors; provided that, if any ceases to be a primary U.S. Government securities dealer in the U.S. (“Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and

•	any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding that Redemption Date.

If a Change of Control Repurchase Event occurs with respect to the Securities of a series, unless the Company shall have exercised its right to redeem the Securities of such series as described above, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Securities of such series to repurchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of that Holder’s Securities of such series on the terms set forth in the Indenture and in the Securities of such series. In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of the Securities repurchased, plus any accrued and unpaid interest on the Securities repurchased up to, but not including, the date of repurchase (the “Change of Control Payment”). With respect to the Securities of each series, within 30 days following any Change of Control Repurchase Event or, at the option of the Company, prior to any Change of Control, but after the public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail a notice to Holders of Securities, with a copy to the Trustee, of the applicable series describing the transaction that constitutes or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities of such series on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice (the “Change of Control Payment Date”).

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities being purchased by the Company.

The paying agent will promptly mail to each Holder of Securities properly tendered the purchase price for the Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of any Securities surrendered; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under its offer.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities of the applicable series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Securities, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Securities by virtue of any such conflict.

“Below Investment Grade Ratings Event” means that on any day within the 60-day period (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, the Securities are rated below Investment Grade by each of the Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the ratings event).

“Change of Control” means the occurrence of any one of the following: (i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than one or more Permitted

Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares; (ii) the direct or indirect sale, lease, transfer conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than one or more Permitted Holders; (iii) the Company consolidates with, or merges with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (iv) the first day on which a majority of the members of the Company’s board of directors cease to be Continuing Directors; (v) the adoption of a plan relating to the Company’s liquidation or dissolution; or (vi) the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision), following which the Family Members beneficially own, directly or indirectly, more than 50% of our Voting Stock, measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment; or (3) was nominated for election, elected or appointed to such Board of Directors by the majority of the outstanding shares of class A common stock as a replacement for a member of the Board of Directors who was elected by the Board of Directors by the class A common stock.

“Family Member” means Donald E. Graham, William W. Graham, Stephen M. Graham, Elizabeth Weymouth, and their respective estates, spouses, ancestors and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the primary beneficiaries or the sole grantors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent Investment Grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“Permitted Holders” means (1) the Company and its subsidiaries and (2) Donald E. Graham, William W. Graham, Stephen M. Graham, Elizabeth Weymouth, and their respective estates, spouses, ancestors and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the primary beneficiaries or the sole grantors

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Chief Executive Officer or Chief Financial Officer) as a replacement agency for Moody’s or S&P or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and its successors.

“Voting Stock” means of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof together with interest accrued thereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of such series to be affected; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the redemption date); (iv) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (v) change any obligation of the Company, with respect to outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or (vi) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series or in respect of a covenant or provision which cannot be modified without the consent of the Holder of each outstanding Security of the series affected. Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such holder and upon all future holders and owners of the Security and any Securities due which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other Notes.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

The Indenture permits the Company to Discharge its obligations with respect to the Notes on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S.

Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Notes.

If the Company shall, in accordance with Section 901 of the Indenture, consolidate with or merge into any other corporation or convey or transfer all or substantially all its properties and assets as an entirety to any Person, the successor shall succeed to, and be substituted for, the Person named as the “Company” on the face of this Security, all on the terms set forth in the Indenture.

The Notes are issuable in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes due may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, the City and State of New York.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company for such registration in the Borough of Manhattan, the City and State of New York, a new Security or Securities of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

Prior to due presentment for registration of transfer of this Security, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue) for the purpose of receiving payment of the principal of, premium, if any, and interest on this Security, as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectively satisfy and discharge liability for moneys payable on this Security.

No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Unless otherwise defined in this Security, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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